UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/23/2004

MOLINA HEALTHCARE INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31719

DE	134204626
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Molina Healthcare, Inc. One Golden Shore Drive
Long Beach, CA 90802
(Address of Principal Executive Offices, Including Zip Code)

916 646 9193
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Molina Healthcare of Indiana, Inc., a recently-formed wholly-owned subsidiary of Molina Healthcare, Inc., has entered into a two-year contract commencing January 1, 2005 with the Indiana Family and Social Services Administration Office of Medicaid Policy and Planning (FSSA/OMPP). Under the contract, Molina Healthcare of Indiana has agreed to assume financial risk for developing and managing a health care delivery system and for arranging or administering Medicaid services in exchange for a capitated monthly fee. Molina Healthcare of Indiana will initially focus on the provision of Medicaid services to thirteen mandatory managed care counties, with an intention to expand throughout the state as opportunities arise. The effectiveness of the contract is contingent upon Molina Healthcare of Indiana receiving a license from the Indiana Department of Insurance, which is expected to occur prior to implementation of the contract. Molina Healthcare of Indiana anticipates the initial generation of revenues under the contract to occur by the second quarter of 2005 following the assignment to it by FSSA/OMPP of Medicaid enrollees. A copy of the contract is attached as Exhibit 10.1 to this report.

Item 8.01.    Other Events

On November 29, 2004, Molina Healthcare, Inc. issued a press release announcing that its wholly-owned subsidiary, Molina Healthcare of Indiana, Inc., had entered into a two-year contract commencing January 1, 2005 with the Indiana Family and Social Services Administration Office of Medicaid Policy and Planning (FSSA/OMPP). A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1 -- Contract between Indiana FSSA/OMPP and Molina Healthcare of Indiana, Inc.

Exhibit 99.1 -- Press Release dated November 29, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MOLINA HEALTHCARE INC

Date: November 23, 2004.	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, General Counsel, Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 29, 2004.
EX-10.1	Contract between Indiana FSSA/OMPP and Molina Healthcare of Indiana, Inc.